UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of Report (date of earliest event reported)

May 17, 2016

SIERRA MONITOR CORPORATION

(Exact name of registrant as specified in its charter)

California	000-7441	95-2481914
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1991 Tarob Court Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 262-6611

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders:

1.         Elected five directors to serve until the 2017 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.         Ratified the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.         Ratified the Company’s 2016 Equity Incentive Plan; and

4.         Approved, by advisory vote, the Company’s executive compensation.

Set forth below, with respect to each matter, are the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, applicable to each item.

Proposal 1: Election of Directors:

Director	Votes For	Votes Withheld
Gordon R. Arnold	6,903,133	1,154,084
C. Richard Kramlich	7,980,316	74,901
Jay T. Last, Ph.D	7,605,528	451,689
Robert C. Marshall	7,989,516	67,701
Varun Nagaraj	7,285,921	771,296

All director nominees were duly elected.

Proposal 2: Ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Votes For	Votes Against	Abstentions
8,224,286	31,001	400

Proposal 2 was approved.

Proposal 3: Ratification of the Company’s 2016 Equity Incentive Plan:

Votes For	Votes Against	Abstentions
7,862,047	134,112	59,900

Proposal 3 was approved.

Proposal 4: Approval, by advisory vote, of the Company’s executive compensation:

Votes For	Votes Against	Abstentions
7,882,934	120,012	53,113

Proposal 4 was approved.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed as part of this report on Form 8-K:

Exhibit Number	Description

10.1	Sierra Monitor Corporation 2016 Equity Incentive Plan and forms of award agreements thereunder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA MONITOR CORPORATION

	By:	/s/ Varun Nagaraj
Varun Nagaraj
President

Date: May 20, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Sierra Monitor Corporation 2016 Equity Incentive Plan and forms of award agreements thereunder